Exhibit 32.1
CERTIFICATION BY CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the quarterly report on Form 10-Q of Pinnacle Gas Resources, Inc. (the “Company”) for the period ending March 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Peter G. Schoonmaker, President and Chief Executive Officer of the Company, hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.
Date: May 15, 2008

/s/ Peter G. Schoonmaker
Peter G. Schoonmaker
President and Chief Executive Officer